EXHIBIT 2


                AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT



                  AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT, dated as of July 1, 2003 (this "Amendment"), by and between TXU Corp., a Texas corporation (the "Company") and each of the entities listed on Schedule A attached hereto (each, a "Holder" and collectively, "Holders").

                  WHEREAS, the Company and UXT Holdings LLC and UXT Intermediary LLC (together, the "Initial Purchasers") have heretofore entered into a Registration Rights Agreement, dated as of November 22, 2002, (the "Agreement"; capitalized terms used herein without definition having the meaning ascribed thereto in the Agreement);

                  WHEREAS, on December 19, 2002 the Company and the Initial Purchasers amended the Agreement pursuant to an Amendment No. 1 To Registration Rights Agreement;

                  WHEREAS, on December 19, 2002, the Initial Purchasers, with the consent of the Company and TXU Energy, transferred an aggregate of $250 million of the Notes to the Holders other than the Initial Purchasers;

                  WHEREAS, in connection with the above mentioned transfer the Initial Purchasers assigned all of their rights and obligations under the Agreement to such other Holders with respect to the transferred Notes;

                  WHEREAS, the Holders hold in the aggregate all of the outstanding Notes;

                  WHEREAS, pursuant to Section 2.04 of the Notes, on the date hereof the Holders will exchange (the "Exchange") their Notes for a preferred equity interest in the Company ("Class B Preferred Membership Interests") having substantially identical economic and other terms as the Notes and otherwise in form and substance satisfactory to the Holders; and

                  WHEREAS, in contemplation of the Exchange, the Company and the Holders desire to further amend the Agreement.

                  NOW, THERETOFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

           1. Effective Period. The definition of "Effective Period" contained in Section 1 of the Agreement is amended in its entirety to read as follows:

                  "Effective Period" shall mean the period commencing with the effective date of the Shelf Registration Statement and ending on the date that is 180 days from the date that the number of Registrable Securities is less than ten percent (10%) of the initial amount of

Registrable Securities; provided, however, that, for purposes of Section 12 hereof and Section 9 of the Exchange Agreement, "Effective Period" shall mean the period ending on the date that the Purchasers and their Affiliates, as a group, own Class B Preferred Membership Interests and Common Stock aggregating less than $75,000,000 in aggregate unpaid liquidation value (determined, in the case of Common Stock, on the basis of the Class B Preferred Membership Interest Exercise Price at the date Exchange Rights are exercised with respect to such Common Stock (as such terms are defined in the Exchange Agreement)).

           2. "Registrable Securities" The definition of "Registrable Securities" shall be amended by replacing the term "Notes" with the term "Class B Preferred Membership Interests".

           3. Added Definitions. The following definitions shall be added in their entirety to Section 1 of the Agreement.

                  "Class B Preferred Membership Interests" shall have the meaning set forth in the LLC Agreement.

                  "Exchange Agreement" means the Exchange Agreement, dated as of November 22, 2002, among the Company, TXU Energy, UXT Intermediary LLC and UXT Holdings LLC, as amended by Amendment No. 1 to the Exchange Agreement, dated as of the date hereof, by and among the Company, TXU Energy and the entities listed on Schedule A thereto, and as the same may be further amended from time to time in accordance with the terms thereof.

                  "LLC Agreement" means the Company's Second Amended and Restated Limited Liability Company Agreement dated as of July 1, 2003, as the same may be amended from time to time in accordance with the terms thereof.

           4. Amended Sections. (a) Sections 15(a), 15(e)(ii) and 15(e)(iii) of the Agreement shall be amended by replacing in all instances the term "Notes" with the term "Class B Preferred Membership Interests".

                  (b) Section 15(d)(i) of the Agreement shall be amended by replacing "Shearman & Sterling" with "Shearman & Sterling LLP".

           5. Other Amendments. All references to the "Agreement" in the Agreement shall, from and after the date hereof, be deemed to refer to the Agreement as amended by this Amendment.

           6. Provisions of Agreement Not Otherwise Modified. Except as specifically amended by this Amendment, the Agreement is hereby ratified, approved and confirmed and remains in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                        TXU CORP.



                                        By:  /s/  Kirk S. Oliver
                                           -------------------------------------
                                           Name:  Kirk R. Oliver
                                           Title: Treasurer



                                        UXT HOLDINGS LLC



                                        By: DLJ Merchant Banking III, Inc.,
                                        as Managing Member



                                        By:  /s/  Michael S. Isikow
                                           -------------------------------------
                                           Name:  Michael S. Isikow
                                           Title: Principal



                                        UXT INTERMEDIARY LLC



                                        By: UXT AIV, L.P., its Managing Member



                                        By: DLJ Merchant Banking III, Inc.,
                                        as Managing General Partner



                                        By:  /s/  Michael S. Isikow
                                           -------------------------------------
                                           Name:  Michael S. Isikow
                                           Title: Principal


                                        BENJAMIN MOORE PENSION


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory

                                        THE BUFFALO NEWS OFFICE PENSION PLAN


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory


                                        THE BUFFALO NEWS EDITORIAL PENSION
                                        PLAN


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory


                                        CORNHUSKER CASUALTY COMPANY


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory


                                        FLIGHTSAFETY INTERNATIONAL INC.
                                        RETIREMENT INCOME PLAN


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory


                                        FRUIT OF THE LOOM PENSION TRUST


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory

                                        GEICO CORPORATION PENSION PLAN
                                        TRUST


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory


                                        GOVERNMENT EMPLOYEES INSURANCE
                                        COMPANY


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory


                                        JOHNS MANVILLE CORPORATION MASTER
                                        PENSION TRUST


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory


                                        JUSTIN BRANDS, INC. UNION PENSION PLAN
                                        AND JUSTIN BRANDS, INC. PENSION PLAN &
                                        TRUST


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory


                                        ACME BRICK COMPANY PENSION TRUST


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory

                                        SCOTT FETZER COMPANY COLLECTIVE
                                        INVESTMENT TRUST


                                        By:  /s/  Mark D. Millard
                                           -------------------------------------
                                           Name:  Mark D. Millard
                                           Title: Authorized Signatory

                                                                      Schedule A

                                List of Entities

UXT Intermediary LLC

UXT Holdings LLC

Benjamin Moore Pension

Buffalo News Office Pension Plan

Buffalo News Editorial Pension Plan

Cornhusker Casualty Company

FlightSafety International Inc. Retirement Income Plan

Fruit of the Loom Pension Trust

GEICO Corporation Pension Plan Trust

Government Employees Insurance Company

Johns Manville Corporation Master Pension Trust

Justin Brands, Inc. Union Pension Plan and Justin Brands, Inc. Pension Plan and
  Trust

Acme Brick Company Pension Trust

Scott Fetzer Company Collective Investment Trust

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